AMENDMENT TO

CUSTODIAN AGREEMENT

This AMENDMENT TO CUSTODIAN AGREEMENT (“Amendment”) effective as of November 1, 2015, is by and between The Huntington Funds (the “Trust”) and Huntington National Bank (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Trust and the Custodian are parties to that certain Custodian Agreement dated May 26, 2009 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”);

WHEREAS, the Board of Trustees of the Trust approved a securities lending program for the Funds, and a schedule of fees to HNB for the administration of that securities lending program;

WHEREAS, the Funds renegotiated fees charged by Morgan Stanley & Co., LLC (“Morgan Stanley”) for its securities lending services under a certain Master Securities Loan Agreement (“MSLA”); and

WHEREAS, an Exclusive Lending Letter to said MSLA between Morgan Stanley and the Funds was approved by the Board on May 19, 2015, to effectuate the continuance of the existing MSLA with a revised schedule of fees, effective April 30, 2015;

WHEREAS, the Funds renegotiated fees charged for custody services under the Custody Agreement between the Funds and HNB;

WHEREAS, Appendix B to the Custody Agreement has been updated to reflect changes to the Series of the Trust;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Appendix B to the Agreement is hereby amended as to the Series of the Trust for custodian services rendered by HNB, as set forth and attached hereto and made a part hereof.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Appendix D to the Agreement is hereby amended as to the new schedule of fees for custodian services rendered by HNB, as set forth and attached hereto and made a part hereof.

Except as expressly provided herein, the Custodian Agreement shall remain in full force and effect without any modification, amendment or change.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Kevin R. Speert	By:	/s/ Dan Brewer
Name:	Kevin R. Speert	Name:	Dan Brewer
Title:	Vice President	Title:	President and Chief Executive Officer

2

APPENDIX B

Series of the Trust

The Huntington Funds

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Real Strategies Fund

Huntington Situs Fund

Huntington Money Market Fund

Huntington U.S. Treasury Money Market Fund

Huntington Balanced Allocation Fund

Huntington VA Dividend Capture Fund

Huntington VA Situs Fund

This Appendix B, amended and restated as of November 1, 2015, is hereby incorporated and made part of the Custodian Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.

Witness the due execution hereof this 1st day of November, 2015.

HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Kevin R. Speert	By:	/s/ Dan Brewer
Name:	Kevin R. Speert	Name:	Dan Brewer
Title:	Vice President	Title:	President and Chief Executive Officer

Huntington National Bank

Custody Services

Schedule of Fees

APPENDIX D

Domestic Fee Schedule - B

Transaction Fee:
DTC & Fed Eligible Items	$0.00/Transaction
Non-DTC & Fed Eligible Items	$6.00/Transaction
Mortgage Backed Securities & Private Placements	$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments	$5.00/Payment
Options	$0.00/Transaction
Repurchase Agreements	$9.00/Transaction
Foreign Securities (depending on country)	$20-350.00/Transaction

Administrative Domestic Fee
First $150 million of Market Value	1.00 Basis Points
On Next $150 million of Market Value	.75 Basis Points
In Excess of $300 million of Market Value	.50 Basis Points
Monthly Minimum Fee Per Fund Account	$400/Account

Wire Transfer Fee:
Outgoing Wires	$15.00/transaction

Physical Check Fee:
Physical Check	$5.00/check

Funds Transfer Fee:
To/From DDA & trust account(s)	No Charge

Internet Access:
Online access to trust account activity	No Charge

Statements
Standard	No Charge
Online	No Charge

Note: Other fees may be assessed for special handling and miscellaneous services.

01-16-09

Global Fee

Schedule

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Argentina	20.5	65
Australia	3.5	20
Austria	6.5	50
Bahrain	60.5	185
Bangladesh	50.5	175
Belgium	3	35
Bermuda	10.5	105
Botswana	40.5	75
Brazil	10.5	30
Bulgaria	40.5	105
Canada	1.5	15
Chile	20.5	75
China	15.5	55
Colombia	45.5	105
Costa Rica	50.5	75
Croatia	50.5	85
Cyprus	10.5	145
Czech Republic	15.5	50
Denmark	3.5	35
Egypt	25.5	65
Estonia	20.5	75
Euroclear	2	20
Finland	3.5	35
France	3.5	35
Germany	3.5	30
Ghana	40.5	85
Greece	18.5	85
Hong Kong	4.5	30
Hungary	15.5	50
Iceland	15.5	105
India	15.5	55
Indonesia	10.5	35
Ireland	3.5	35
Israel	20.5	55
Italy	3.5	30
Japan	2.5	20

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)*	TRANSACTION FEE (US DOLLARS)*
Jordan	45.5	140
Kazakhstan	50.5	155
Kenya	35.5	70
Latvia	30.5	105
Lebanon	50.5	155
Lithuania	35.5	105
Luxembourg	6.5	55
Malaysia	6.5	35
Malta	35.5	140
Mauritius	50.5	140
Mexico	8.5	20
Morocco	50.5	120
Namibia	35.5	75
Netherlands	3.5	25
New Zealand	3	30
Nigeria	40.5	75
Norway	3.5	35
Oman	60.5	155
Pakistan	30.5	130
Palestine	60.5	205
Peru	34.5	80
Philippines	10.5	39
Poland	10.5	35
Portugal	5.5	35
Qatar	60.5	205
Romania	35.5	105
Russia	25.5	105
Singapore	6.5	55
Slovakia	35.5	125
Slovenia	50.5	115
South Africa	4.5	30
South Korea	8.5	25
Spain	4.5	35
Sri Lanka	25.5	75
Swaziland	40.5	75
Sweden	3.5	30

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)*	TRANSACTION FEE (US DOLLARS)*
Switzerland	3.5	35
Taiwan	10.5	50
Thailand	5.5	55
Trinidad	50.5	135
Turkey	10.5	45
Tunisia	50.5	105
Ukraine	30.5	305
UAE	45.5	140
United Kingdom	1.5	20
Uruguay	50.5	85
Venezuela	50.5	180
Vietnam	50.5	180
Zambia	40.5	75
Zimbabwe	40.5	70
Saudi Arabia	75	200
Kuwait	50.5	160

Other Settlement Charges:
FRB	$10.00/Transaction
Mutual Fund Settlement (Domestic)	$35.00/Transaction
Short Term Instruments	$10.00/Transaction
Time Deposits	$10.00/Transaction
Derivatives (Hedges, Futures, Forwards, Swaps)	$30.00/Transaction
Repurchase Agreements	$10.00/Transaction
Commercial Paper	$10.00/Transaction
Vault Transfer (Domestic)	$6.00/Transaction
Physical	$20.00/Transaction
Manual Trade Surcharge	$30.00/Transaction
Repaired Trade Surcharge	$10.00/Transaction
Cancels	$10.00/Transaction
Proxy Announcement – Non U.S.	$12.00/Transaction
Proxy Vote – Non U.S.	$12.00/Transaction
SWIFT message	$1.00/Message

Wires and Payments Charges:
U.S. Wires	$10.00/Transaction
Book Transfers	$6.00/Transaction
Non – U.S. Wire	$30.00/Transaction
FX – 3rd Party	$40.00/Transaction
Cashiers Check	$25.00/Transaction

Miscellaneous Other Charges:
Restricted Securities Processing	$150

•	Please note that there is a segregated account charge of $5,100 annual through BBH. This is broken down monthly for a total of $425.00/month additional.

HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Kevin R. Speert	By:	/s/ Dan Brewer
Name:	Kevin R. Speert	Name:	Dan Brewer
Title:	Vice President	Title:	President and Chief Executive Officer

June 2015 Fee Schedule

Annual Securities Lending Charge for collateral monitoring and recordkeeping services:

Fund Name	Annual Custody Charge
Huntington Real Strategies Fund	$2,000.00
Huntington Situs Fund	$137,000.00
Huntington Dividend Capture Fund	$4,020.00
Huntington VA Dividend Capture Fund	$2,400.00
Huntington Global Select Markets Fund	$960.00
Huntington VA Situs Fund	$83,620.00

Total	$230,000.00

The Huntington Funds		The Huntington National Bank

By:	/s/ Daniel Brewer	By:	/s/ Kevin Speert
Name:	Daniel Brewer	Name:	Kevin Speert
Title:	President	Title:	Vice President
Date:	10/28/15	Date:	10/30/15